Exhibit 99.1

CODE OF BUSINESS CONDUCT AND ETHICS

OF

UNIVERSAL TRUCKLOAD SERVICES, INC.

(Adopted December 10, 2004; Amended June 1, 2006)

I.	OVERVIEW

A.	This Code of Business Conduct and Ethics (the “Code”) sets forth the guiding principles by which we intend to operate our company and conduct our daily business with our shareholders, customers, vendors and with each other, including:

1.	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

2.	full, fair, accurate, timely and understandable disclosure in the periodic reports required to be filed by the Company;

3.	compliance with applicable governmental rules and regulations;

4.	prompt internal reporting of Code violations to the appropriate persons identified in the Code; and

5.	accountability for adherence to the Code.

B.	These principles apply to all of the directors, officers and employees of Universal Truckload Services, Inc. and all of its subsidiaries (“UTSI”).

II.	PRINCIPLES

A.	Complying with Laws, Rules, Regulations, Policies and Procedures

1.	All directors, officers and employees of UTSI are expected to understand, respect and comply with the laws, rules, regulations, policies and procedures, including state and local laws in the areas in which UTSI operates, that apply to them in their position with UTSI. Employees are responsible for talking to their managers or compliance officer, or with UTSI’s acting general counsel, to determine which laws, rules, regulations and UTSI policies apply to their position and what training is necessary to understand and comply with them.

2.	If a law conflicts with a policy in this Code, employees, officers and directors must comply with the law. If a local custom or policy conflicts with a policy in this Code, employees, officers and directors must comply with this Code.

B.	Insider Trading

1.	UTSI has a securities trading policy and all employees, officers and directors must sign a certification acknowledging that they have reviewed this policy and agree to be bound by its terms. This policy, among other things, provides that employees, officers and directors may not buy or sell stock in Universal Truckload Services, Inc. when they are in possession of material, non-public information. They also are prohibited from passing on such information to others who might make an investment decision based on it.

2.	Employees, officers and directors also may not trade in stocks of other companies about which they learn material, non-public information through the course of their employment or service. Any questions as to whether information is material or has been adequately disclosed should be directed to UTSI’s acting general counsel.

C.	Conflicts of Interest

1.	All directors, officers and employees of UTSI shall act and perform their duties ethically and honestly. Honest conduct refers to conduct that is free from fraud or deception. Ethical conduct refers to conduct that conforms to accepted professional standards of conduct, including the unbiased handling of actual or apparent conflicts of interest between personal and professional relationships

2.	All directors, officers and employees of UTSI should avoid any action or interest that conflicts or gives the appearance of a conflict with UTSI’s interests. A “conflict of interest” exists whenever an individual’s private interests interfere or conflict (or appear to interfere or conflict) with the interests of UTSI. A conflict situation can arise when an employee, officer or director takes action or has interests that may make it difficult to perform his or her work for UTSI objectively and effectively. Conflicts of interest may also arise when a director, officer, or employee or a member of his or her family receives improper personal benefits as a result of his or her position with UTSI, whether from a third party or from UTSI.

3.	Conflicts of interest may not always be clear-cut, so if a question arises, an officer or employee should consult with their supervisor or manager. Any employee, officer or director who becomes aware of a material transaction or relationship that is a conflict of interest or potential conflict of interest, or who has a question about whether a conflict or interest exists, should bring it to the attention of a supervisor, manager or other appropriate personnel, such as UTSI’s acting general counsel, and take reasonable steps to handle the conflict of interest in an ethical manner that avoids the conflict from having an adverse affect on UTSI.

4.	Conflicts of interests are prohibited as a matter of corporate policy unless they have been approved by UTSI. In certain limited cases, activities giving rise to potential conflicts of interest may be permitted if they are determined not to be harmful to UTSI.

D.	Corporate Opportunity

1.	Directors, officers and employees are prohibited from (i) taking for themselves personally opportunities that properly belong to UTSI or are discovered through the use of corporate property, information, or position; (ii) using corporate property, information or position for personal gain; and (iii) competing with UTSI. Directors, officers and employees owe a duty to UTSI to advance its legitimate interests when the opportunity to do so arises.

E.	Confidentiality

1.	Directors, officers and employees must maintain the confidentiality of confidential information entrusted to them by UTSI, except when disclosure is specifically required by laws, regulations or legal proceedings, or when such disclosure is specifically authorized. Confidential information includes all non-public information that might be of use to competitors of UTSI or its customers, or their employees if disclosed. Directors, officers and employees, in the course of their work for UTSI may also receive confidential information from UTSI’s customers or suppliers. This information should also be treated as confidential information, and not disclosed outside of UTSI.

2.	This obligation to protect confidential information does not end when an employee, officer or director leaves UTSI. Any questions about whether information is confidential should be directed to UTSI’s acting general counsel.

F.	Fair Dealing

1.	UTSI seeks to outperform its competition fairly and honestly. It seeks competitive advantages through superior and diligent performance, never through unethical or illegal business practices. Stealing proprietary information, possessing or utilizing trade secret information that was obtained without the owner’s consent or inducing such disclosures by past or present employees of other companies is prohibited.

2.	Each director, officer and employee is expected to deal fairly with UTSI’s customers, suppliers, competitors, officers and employees. No one should take unfair advantage of anyone through manipulations, concealment, abuse of privileged information, misrepresentation of material facts or any other unfair dealing.

G.	Protection and Proper Use of Assets

1.	All of UTSI assets should be used for legitimate business purposes. Directors, officers and employees who use UTSI’s assets are expected to use them in a reasonable manner, and to avoid wasting UTSI’s assets.

2.	UTSI’s assets include intellectual property such as trademarks, business and marketing plans, salary information and any unpublished financial data and reports. Unauthorized use or distribution of this information is a violation of UTSI company policy.

H.	Public Company Reporting

1.	As a public company, it is important that UTSI’s filings with the Securities and Exchange Commission (the “SEC”) and other public communications be accurate and timely. Depending on their position with UTSI, an employee, officer or director may be called upon to provide necessary information to assist UTSI in making its public reports and other public communications complete, fair and understandable.

2.	UTSI expects its employees, officers and directors to take this responsibility seriously and to provide prompt accurate answers to UTSI’s inquiries related to its public disclosure requirements. In that regard, such employees, officers and directors shall take such action as is reasonably appropriate to:

a.	establish and maintain effective disclosure controls and procedures and internal control over financial reporting;

b.	ensure that the Company’s periodic reports are timely filed with the SEC and comply with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

c.	ensure that information contained in the Company’s periodic reports and financial statements fairly presents in all material respects the financial condition and results of operations of the Company.

3.	In addition, such employees, officers and directors shall not knowingly:

a.	make, or permit or direct another to make, materially false or misleading entries in the Company’s financial statements or records;

b.	fail to correct materially false and misleading financial statements or records;

c.	sign, or permit another to sign, a document containing materially false and misleading information;

d.	falsely respond, or fail to respond, to specific inquiries of the Company’s independent auditor or outside legal counsel: or

e.	take any action which has the effect of overriding UTSI’s financial controls.

I.	Financial Statements and Other Records

UTSI’s books, records, accounts and financial statements should be maintained in reasonable detail, appropriately reflect UTSI’s transactions and conform to applicable legal requirements. Unrecorded or “off the books” funds or assets should not be maintained unless permitted by applicable law or regulation. Records should be retained or destroyed according to UTSI’s record retention policies.

III.	REPORTING ILLEGAL OR UNETHICAL BEHAVIOR & ACCOUNTING COMPLAINTS

A.	Reporting

Employees, officers and directors who suspect or know of violations of this Code or illegal or unethical business or workplace conduct by employees, officers or directors have an obligation to promptly contact either their supervisor or superiors or UTSI’s Chief Financial Officer. If the individuals to whom such information is conveyed are not responsive, or if there is a reason to believe that reporting to such individuals is inappropriate in particular cases, then the employee, officer or director should report the information to an executive officer of UTSI. If the employee, officer or director is still not satisfied with the response, he or she should contact the Audit Committee of the Board of Directors. If concerns or complaints relate to accounting, internal accounting controls or auditing matters, they may be reported on a confidential and anonymous basis using the procedures established by the Audit Committee for that purpose.

B.	Non-Retaliation

UTSI prohibits retaliation of any kind against individuals who have made good faith reports or complaints of violation of this Code or other known or suspected illegal or unethical conduct.

IV.	ACCOUNTABILITY

The principles and responsibilities set forth in the Code are important to UTSI and must be taken seriously. Each employee, officer or director has a duty to ensure that his or her actions adhere to the requirements of the Code. Any violation of the Code may result in disciplinary action, including termination of employment with UTSI, and, if warranted, legal proceedings against the violating party.

V.	AMENDMENT, MODIFICATION AND WAIVER

This Code shall be reviewed annually by the Board of Directors of UTSI, and may be amended or modified by the Board of Directors at any time. Waivers of the Code for directors or executive officers may only be granted by the Board of Directors. Waivers of this Code that relate to UTSI’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, or to directors or other executive officers, of the Company will be promptly disclosed to the shareholders and in UTSI’s public filings, with the reasons for the waiver, to the extent required by the Exchange Act, and the rules and regulations promulgated thereunder, and the applicable rules of The Nasdaq Stock Market.